Exhibit 99.3

BILLGUARD, INC.

UNAUDITED CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

BILLGUARD, INC.

UNAUDITED CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015

TABLE OF CONTENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - IN U.S. DOLLARS ($):
Balance sheets	2
Statements of operations	3
Statements of cash flow	4
Notes to unaudited condensed consolidated financial statements	5-10

BILLGUARD, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	U.S. dollars
A s s e t s
CURRENT ASSETS:
Cash and cash equivalents	845,575	5,329,036
Restricted cash	27,590	24,521
Accounts receivable	19,719	-
Other current assets	58,939	139,960
T O T A L CURRENT ASSETS	951,823	5,493,517

NON CURRENT ASSETS:
Restricted cash	76,516	80,495
Long term deposits	13,500	6,750
TOTAL LONG TERM ASSETS	90,016	87,245
PROPERTY AND EQUIPMENT, net	93,923	108,031
T O T A L ASSETS	1,135,762	5,688,793

Liabilities and capital deficiency
CURRENT LIABILITIES:
Current maturities of long term loans	1,454,505	727,273
Deferred revenues	2,450,000	2,450,000
Accounts payable and accruals	541,867	292,985
Convertible Loan	4,608,928	-
Other current liabilities	209,271	298,898
T O T A L CURRENT LIABILITIES	9,264,571	3,769,156

LONG-TERM LOANS, net of current maturities	-	1,272,727
CONVERTIBLE LOAN	-	3,568,212
TOTAL LIABILITIES	9,264,571	8,610,095
CAPITAL DEFICIENCY:
Common stock, $0.001 par value: authorized 33,000,000 stocks at September 30, 2015 and December 31, 2014; issued and outstanding 10,624,896 and 10,588,860 at September 30, 2015 and December 31, 2014, respectively.	10,625	10,589
Series “A” preferred stocks $0.001 par value: authorized, issued and outstanding 9,000,000 at September 30, 2015 and December 31, 2014	9,000	9,000
Series “B” preferred Stocks $0.001 par value: authorized, issued and outstanding 7,500,016 at September 30, 2015 and December 31, 2014	7,500	7,500
Additional paid in capital	13,787,151	13,831,082
Accumulated deficit	(21,943,085)	(16,779,473)
TOTAL CAPITAL DEFICIENCY	(8,128,809)	(2,921,302)
TOTAL LIABILITIES AND CAPITAL DEFICIENCY	1,135,762	5,688,793

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

BILLGUARD, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three months ended September 30		Nine months ended September 30
2015	2014	2015	2014
U.S. dollars

REVENUES	60,270	-	60,270	-
COST OF REVENUES	18,409	-	18,409	-
GROSS PROFIT	41,861	-	41,861	-
OPERATING COSTS AND EXPENSES:
Research and development	540,558	546,210	1,521,732	1,614,295
Marketing, general and administrative	1,118,678	891,622	2,600,199	2,439,393
OPERATING LOSS	1,617,375	1,437,832	4,080,070	4,053,688
INTEREST EXPENSE	264,487	32,194	1,104,225	32,194
OTHER EXPENSES (INCOME)	31,519	27,185	(10,974)	28,107
LOSS BEFORE TAX	1,913,381	1,497,211	5,173,321	4,113,989
TAXES EXPENSES (BENEFIT)	(27,603)	17,925	(9,709)	51,152
LOSS FOR THE PERIOD	1,885,778	1,515,136	5,163,612	4,165,141

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

BILLGUARD, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30
	(Unaudited)
	2015	2014
	U.S. dollars

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the period	(5,163,612)	(4,165,141)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	26,835	24,378
Currency exchange differences of restricted cash	910	8,619
Accrued interest in connection with convertible loan	1,040,716	24,462
Stock based compensation for employees and service providers	(57,840)	188,563
Changes in operating assets and liabilities:
Increase in accounts receivable	(19,719)
Decrease in long term assets	-	2,005
Decrease in other current assets	81,021	11,238
Increase (decrease) in accounts payables - other	248,882	(85,071)
Decrease in other current liabilities	(89,627)	(19,126)
Net cash used in operating activities	(3,932,434)	(4,010,073)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	-	(24,521)
Increase in long term assets	(6,750)	(6,750)
Purchase of property and equipment	(12,727)	(12,176)
Net cash used in investing activities	(19,477)	(43,447)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	13,945	143
Long term loan received	-	2,000,000
Long term loan repaid	(545,495)	-
Convertible loan received	-	3,500,000
Net cash provided by (used in) financing activities	(531,550)	5,500,143
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,483,461)	1,446,623
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	5,329,036	3,023,231
CASH AND CASH EQUIVALENTS AT END OF PERIOD	845,575	4,469,854
SUPPLEMENTARY INFORMATION ON ACTIVITIES NOT INVOLVING CASH FLOWS:
Cash paid (received) for income taxes, net	26,550	(24,274)
Cash paid for interest	63,509	8,180

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

BILLGUARD, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	BillGuard, Inc. (the “Company”) was incorporated as a Delaware corporation in the United States on December 14, 2009 and commenced operations on April 15, 2010.

BillGuard Technologies, Ltd. (the “Subsidiary”) was incorporated in Israel on April 15, 2010, as a wholly owned subsidiary of the Company. The Company and its subsidiary develop a new platform for identifying unwanted and unauthorized charges on consumer credit card bills.

b.

On May 28, 2010 the Company entered into an agreement with its Subsidiary, according to which, the Subsidiary provides research and development services in return for 106.6% of the Subsidiary's expenses (other than taxes on income and financial expenses).

c.

The Company has incurred losses since inception and has negative cash flow from operations. These factors raise substantial doubt about its ability to continue as a going concern. The continuance of the Company's operation as a going concern is subject to receiving additional financing from its shareholders or other third parties. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See note 8a with regard to the sale of the Company to Prosper Marketplace Inc.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.

The unaudited condensed consolidated financial statements are not audited but in the opinion of management reflect all adjustments that are of a normal recurring nature and that are considered necessary for a fair statement of the results of the periods presented. Certain information and disclosures normally included in audited financial statements have been omitted in these condensed consolidated financial statements. Because the condensed consolidated financial statements do not include all of the information and disclosures required by U.S. GAAP for annual financial statements, they should be read in conjunction with the year ending December 31, 2014 audited financial statements and notes. The results for the nine and three months periods ended September 30, 2015 are not necessarily indicative of a full fiscal year’s results.

b.	Revenues

Revenue is recognized provided that arrangement (in the form of an agreement or purchase order) exists, the fee is fixed and determinable and collection is probable. If uncertainties exist, revenue is recognized when the uncertainties are resolved, such as acceptance.

c.	Cost of revenues

Cost of revenue primarily consists from data aggregation and hosting services.

NOTE 3- LIABILITY FOR SEVERANCE PAY

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Subsidiary's pension and severance pay liability is covered mainly by purchase of insurance policies. Pursuant to section 14 of the Severance Compensation Act, 1963 ("section 14"), the Subsidiary's employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 relieve the Subsidiary from any future severance payments in respect of those employees and as such the Subsidiary may only utilize the insurance policies for the purpose of disbursement of severance pay.

NOTE 4 - COMMITMENTS AND CONTINGENcies:

a.	In March 2012, the Subsidiary signed an operating lease agreement for premises it uses as office space. The lease period is 72 months, ending in April 2017.

The Subsidiary has a sublease agreement to lease part of the premises it leases that ends in December 2015.

The subsidiary has made deposits and bank guarantees for a total of approximately $80 thousands as stipulated in the lease agreement.

BILLGUARD, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - COMMITMENTS AND CONTINGENcies (continued):

Office lease payments of the Subsidiary for the nine months period ended September 30, 2015 and 2014, for the lease agreements on a gross basis were approximately $204 and $229 thousand, respectively. The estimated future minimum lease payments for the remainder of 2015 under the abovementioned leases, are approximately $70 thousand.

b.	In January 2014, the Company signed an operating lease agreement for office space for unlimited term. The lease can be terminated at any time subject to delivering a termination notice in advance. Office lease payments of the Company for the nine months period ended September 30, 2015 and 2014, for the lease agreements on gross basis were approximately $43 and $23 thousand, respectively.

NOTE 5 - LOANS:

a.Line of credit

In June 2014, the Company signed an agreement with a financial institution, under which the Company received a Line of Credit (the “Line of Credit “) for an amount of up to $3 million.

Until December 31, 2014 the Company withdrew $2 million under the Line of Credit. The Line Of Credit bears interest at an annual rate of Prime plus 1.5% which will be reduced to Prime plus 1.25%if the Company makes certain terms as described in the agreement.

In connection with the Line of Credit, the Company issued to the financial institution warrants to purchase 43,333 shares of the Company's Common Stock.

On December 31, 2014 the option to withdraw additional funds under the Line of Credit expired. See note 8b with regard to the repayment of the Line Of Credit.

Composition of long term loans as of September 30, 2015:

At December 31, 2014
Total principal amount	Outstanding balance	Current maturities	Long- term maturities	Annual interest rate	Maturity date
U.S. dollars

Line of Credit	2,000,000	1,454,505	1,454,505	-	4.48%	9/1/2017

b.Convertible loan

In August 2014, the Company received a $3.5 million loan as part of a new financing agreement signed with a new investor. The loan bears interest rate of 5%.  All the loan principal, together with accrued and unpaid interest, shall be due and payable 18 months after the date of the financing agreement (the “Maturity Date”), provided that no Automatic Conversion or Voluntary Conversion (both as defined below) has taken place before or on this date.

The Convertible loan is converted into preferred shares according to one of three options:

a)	An automatic conversion if a Qualified Financing (as defined in the agreement) occurs,
b)	A voluntary conversion if not previously converted under an automatic conversion,
c)	An automatic Conversion if a Liquidity Event (as defined in the agreement) occurs.

The loan was accounted for in accordance with the provision of ASC-480, since at inception the monetary value of the loan was based predominately on a fixed monetary amount known as of that date.

Total interest accrued in connection with the Convertible loan as of September 30, 2015, amounted to approximately $1,109 thousands.

BILLGUARD, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - sTOCKholders’ equity:

a.Common Stock

Upon inception, the Company issued 3,418,500 shares of Common stocks $0.001 par value to its founders.

In accordance with the agreements between the Company and its founders, in the event that any of the founders cease to be engaged by the Subsidiary or the Company as specified under the individual repurchase agreement, the Company shall have the option to repurchase part of his shares at par value price. The repurchase is subject to different terms and conditions as stated in the respected agreements.

Each share of Common stock is entitled to one vote and to receive dividends as declared by the board of directors, subject to the priority rights of holders of preferred stock.

b.Preferred stock

In May 2010, the Company entered into a share purchase agreement with certain investors. In accordance with the agreement, the Company issued the investors 3,000,000 shares of the Company's Series A Preferred stocks of $0.001 par value in consideration of approximately $3 million.

On October 6, 2011, the Company's board of directors approved a distribution of bonus shares to all of the shareholders then outstanding. Accordingly, the shareholders received bonus shares in a manner that for each outstanding share, an additional two shares were issued as bonus shares. After the bonus share distribution, the Company had 10,255,500 and 9,000,000 issued Common stock and Series A preferred stock, respectively.

On October 6, 2011, the Company also entered into a share purchase agreement with certain investors. In accordance with the agreement, the Company issued the investors 7,500,016 Series B Preferred stocks of $0.001 par value in consideration of approximately $10 million.

The rights, preferences and privileges with respect to the Series A and Series B preferred stock are as follows:

Conversion

Each share of Preferred Stock is convertible at the option of the holder thereof, at any time and from time to time and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Preferred Stock Original Issue Price (as defined in the Third Amendment and Restated Certificate of Incorporation) by the Preferred Stock Conversion Price in effect at the time of conversion.

Dividends

The Preferred stockholders shall be entitled to receive dividends as declared by the board of directors prior and in preference to any dividend to the holders of Common stock at the annual rate of 8% per share for the Series A and Series B Preferred Stocks. Such dividends shall be accrued from day to day and shall be cumulative. No dividends have been declared as of September 30, 2015.

BILLGUARD, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - sTOCKholders’ equity (continued):

Voting

The holders of the Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to shareholders for a vote except as provided by law or by certain provisions.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the preferred Stocks shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stocks by reason of their ownership thereof, an amount per share equal to the greater of:

(1)	Preferred Stocks original Issue Price plus any accruing dividend not previously declared and paid, plus any dividend declared but unpaid, and

(2)

The pro rata portion of the Distributable Assets (as defined) the holders of the  Preferred Stocks would receive upon the distribution of the Distributable Assets to all Stockholders on an as if converted to common stock basis.

In the event that the assets of the Company available for distribution shall be insufficient to make such per share distributions, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Preferred Stocks proportion to the full preferential amount such holder is otherwise entitled to receive under the above terms.

Upon completion of the distribution to the holders of shares of the Preferred Stock, the remaining assets available for distribution shall be distributed among the holders of Common Stock only pro rata, based on the number of shares of Common Stock held by each, on an as converted basis.

Redemption

In the event of a deemed liquidation event such as a merger, asset sale or transfer, the Company shall notice the holders of Preferred Stocks and inquire if they require the redemption of their Preferred Stocks. If the majority of Series A Preferred Stocks or 55% of Series B Preferred Stocks choose to redeem, then the shares will be redeemed to the extent of the amount of assets available, at that time.

c.	Option plan

In June 2010, the Company’s Board of Directors approved a stock option plan (the “Plan”). Under the Plan, up to 3,244,500 options can be granted to employees, directors and service providers.

On October 6, 2011, the Company’s Board of Directors approved an increase TO the number of options under the plan to an amount of 4,985,388 options.

BILLGUARD, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - sTOCKholders’ equity (continued):

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 80%; risk free interest of 0.92% - 2.66%; and expected term of between 5-6 years. During the nine months period ended September 30, 2015 and 2014 the Company recorded stock based compensation expenses (income) for employees and service providers of approximately $(58) and $189 thousands, respectively. The volatility and risk free rate was based on the Company's peer group companies to which it compares itself.

The Company’s Board of Directors also approved the Plan for the purpose of Section 102 of the Israeli Tax ordinance. The Company’s Board of Directors selected the capital gains tax track for options granted to the Subsidiary's employees.

The following is a summary of the status of the option plan as of September 30, 2015 and the changes during the period then ended:

	Nine months period ended September 30, 2015
	Number	Weighted average exercise price
Options outstanding at beginning
of year	3,791,742	$0.183
Changes during the period:
Granted	613,133	$0. 47
Exercised	(36,036)	$0.38
Forfeited or expired	(435,185)	$0.45
Options outstanding at September 30 2015	3,933,654	$0.20
Options Exercisable at September 30 2015	2,959,361	$0.09

The weighted average remaining contractual life of the outstanding options as of September 30, 2015 is 6.1 years.

As of September 30, 2015, the unrecognized compensation cost related to all unvested stock options of $626 thousand is expected to be recognized over a weighted-average period of 2.5 years.

NOTE 7 - taxes on income:

a.	The Company is taxed under the federal law of the U.S., and its Israeli subsidiary is taxed under the Israeli law.

b.	The income of the Company is taxed at a federal tax rate of 34% and a blended state rate of 13.04%.

c.

The income of the Israeli subsidiary is taxed at the regular rate. The Israeli subsidiary elected to be regarded as a "Preferred Enterprise" with respect to its existing Approved and Benefiting Enterprises as defined in the Israeli law.

d.	The Company has not received final tax assessments since incorporation.

e.	The Subsidiary's income tax assessments are considered final through 2010.

f.	The Company has no uncertain tax positions.

BILLGUARD, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENTS:

a.

On October 9, 2015, Prosper Marketplace Inc. (“PMI”) acquired all of the outstanding shares of the Company, and merged the Company with and into Beach Merger Sub, Inc., a wholly owned subsidiary of PMI, with the Company surviving the merger.  Under the terms of the Agreement and Plan of Merger, dated as of September 23, 2015 the Company's stockholders received an aggregate of $25 million in cash at the closing of the merger, subject to certain deductions for debt and expenses.  If certain conditions of an earn-out are met within a 12-month period of the closing of the merger, the Company stockholders will receive an additional $5 million, subject to certain indemnification obligations of the Company's stockholders.

b.	In October 2015, the Line Of Credit and the convertible loan mentioned in note 5 were repaid as part of the sale of the Company to Prosper Marketplace Inc.

c.	The Company evaluated subsequent events through December 17, 2015.